SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2004

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5. Other Events

John Hunt, effective May 20, 2004, resigned his position on Rural Cellular Corporation’s (“RCC”) Board of Directors, concurrently with his resignation as General Partner of Boston Ventures Management, Inc. Mr. Hunt had been serving on the RCC board as a designee of Boston Ventures Limited Partnership V, a holder of RCC’s Class M Preferred Stock. Mr. Hunt did not cite any disagreements with RCC’s operations, policies, or practices.

In accordance with the Class M Redeemable Voting Convertible Preferred Stock purchase agreement, effective May 20, 2004, Boston Ventures designated Anthony J. Bolland to serve as Mr. Hunt’s replacement.

Mr. Bolland has been a general partner of Boston Ventures Management Inc. since its formation in 1983. From 1981 through 1983, he was a Vice President of First Venture Capital Corporation, a subsidiary of Bank of Boston Corporation, and had an active role in initiating, structuring and monitoring First Ventures’ investments. Mr. Bolland received his L.L.B. degree from Warwick University, England in 1975. He is currently on the board of directors of Integra Telecom and Production Resource Group.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated May 28, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: May 28, 2004